LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Reports Fourth Quarter and Fiscal 2019 Results

Van Nuys, CA – September 23, 2019 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2019.

Fourth Quarter Results
Overall revenue for the fourth quarter of fiscal 2019 decreased 1% to $10,625,000 from $10,760,000 for the fourth quarter of fiscal 2018. While manufacturing revenue increased 17% to $4,803,000 compared to $4,116,000 last year, reflecting increased demand in the Company’s Singapore operations, and distribution revenue increased 11% to $1,864,000 from $1,678,000, lower demand in Trio-Tech’s Malaysia and Tianjin, China operations led to a 20% decrease in testing services revenue to $3,941,000 from $4,937,000 last year.
The decline in overall revenue, coupled with a change in product mix, reduced gross margin to $2,468,000 for the fourth quarter of fiscal 2019 from $2,851,000 for last year’s fourth quarter. As a percentage of revenue, gross margin declined to 23% compared to 27% of revenue for the same quarter last fiscal year.
Income from operations was $321,000 for the fourth quarter of fiscal 2019 compared to $709,000 for the fourth quarter of fiscal 2018.
Net income for the fourth quarter of fiscal 2019 was $449,000, or $0.12 per diluted share. This compares to net income for the fourth quarter of fiscal 2018 $675,000, or $0.17 per diluted share.
Shareholders' equity at June 30, 2019 was $24,861,000, or $6.77 per outstanding share, compared to $23,501,000, or $6.61 per outstanding share, at June 30, 2018. There were 3,673,055 common shares outstanding at June 30, 2019.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, “Despite the decrease in Trio-Tech’s fiscal 2019 revenue, we achieved a 31% increase in net income to $1,545,000, or $0.41 per diluted share, compared to $1,184,000, or $0.31 per diluted in fiscal 2018. Net income benefitted from a one-off gain on the sale of properties in our Chongqing real-estate operation and lower tax expenses for fiscal 2019. We remain convinced of the quality of our business and our opportunities for long term growth despite the headwinds created by the ongoing trade tension between the United States and China.
"We are encouraged by the sharp increase in fourth quarter revenue in our manufacturing and distribution segments, compared to the fourth quarter of fiscal 2018. We continued to invest in the business in fiscal 2019, including increased capital expenditures to address opportunities for growth in specific markets. We also were able to present Trio-Tech’s world-class capabilities in introductory and follow-up meetings with our counterparts at several potentially large new accounts, an effort we believe will benefit the Company over time."

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Reports Fourth Quarter and Twelve Months Results
September 23, 2019
Page Two

Fiscal 2019 Results
For the fiscal year ended June 30, 2019, revenue decreased 7% to $39,198,000 compared to $42,361,000 in fiscal 2018. Manufacturing revenue decreased 7% to $14,889,000 from $15,978,000, and testing services revenue decreased 14% to $16,760,000 from $19,391,000 for fiscal 2018. Distribution revenue increased 9% to $7,451,000 from $6,853,000 for fiscal 2018.
Gross margin for fiscal 2019 decreased to $9,001,000, or 23% of revenue, compared to $10,638,000, or 25% of revenue, for fiscal 2018.
Income from operations decreased 64% to $794,000 for fiscal 2019 compared to $2,188,000 for fiscal 2018.
Net income for fiscal 2019 was $1,545,000, or $0.41 per diluted share. This compares to net income for fiscal 2018 of $1,184,000, or $0.31 per diluted share.
Net income for fiscal 2019 benefited from $615,000 in other income, which included a gain of $685,000 on the sale of properties. In comparison, other income contributed a gain of $102,000 for fiscal 2018. Net income for fiscal 2018 also was affected by a one-time, non-cash income tax expense of $900,000 related to the 2017 United States Tax Cuts and Jobs Act. As of December 31, 2018, the Company’s accounting for the Tax Act was complete. The provision for income taxes for the year ended June 30, 2019 includes a $145,000 decrease from the completion of our provisional accounting for the effects of the Tax Act under SAB 118. The decrease is associated with the one-time mandatory repatriation tax related to certain post-1986 earnings and profits that were deferred from U.S. taxation by the Company’s foreign subsidiaries. The US federal income tax return was filed during Q4, which included the $755,000 one-time repatriation tax as well as utilization of net operating losses and tax credits amounting to $192,000 which was not finalized until the filing of return.
About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.
Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue	2019	2018	2019	2018

Manufacturing	$4,803	$4,116	$14,889	$15,978
Testing services	3,941	4,937	16,760	19,391
Distribution	1,864	1,678	7,451	6,853
Real estate	17	29	98	139

	10,625	10,760	39,198	42,361
Cost of Sales
Cost of manufactured products sold	3,587	2,967	11,393	12,213
Cost of testing services rendered	2,851	3,442	12,202	13,323
Cost of distribution	1,674	1,470	6,505	6,068
Cost of real estate	45	30	97	119

	8,157	7,909	30,197	31,723

Gross Margin	2,468	2,851	9,001	10,638

Operating Expenses:
General and administrative	1,826	1,911	7,049	7,250
Selling	246	214	826	826
Research and development	75	74	345	451
Gain on disposal of property, plant and equipment	--	(57)	(13)	(77)

Total operating expenses	2,147	2,142	8,207	8,450

Income from Operations	321	709	794	2,188

Other (Expenses) Income
Interest expense	(69)	(59)	(319)	(233)
Other income, net	29	24	249	335
Gain on sale of properties	--	--	685	--

Total other (Expenses) Income	(40)	(35)	615	102

Income from Continuing Operations before Income Taxes	281	674	1,409	2,290
Income Tax Benefit (Expense)	201	48	42	(987)

Income from Continuing Operations
before Non-controlling Interest, net of tax	482	722	1,451	1,303

Loss from discontinued operations, net of tax	(1)	(2)	(3)	(13)

NET INCOME	481	720	1,448	1,290

Less: Net income (loss) attributable to the non-controlling interest	32	45	(97)	106

Net Income attributable to Trio-Tech International	449	675	1,545	1,184

Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	451	677	1,548	1,197
Loss from discontinued operations, net of tax	(2)	(2)	(3)	(13)

Net Income Attributable to Trio-Tech International	449	$675	1,545	$1,184

Basic Earnings per Share - Continuing Operations	$0.12	$0.19	$0.42	$0.34
Basic Loss per Share - Discontinued Operations	--	(0.01)	--	(0.01)
Basic Earnings per Share	$0.12	$0.18	$0.42	$0.33

Diluted Earnings per Share – Continuing Operations	$0.12	$0.18	$0.41	$0.32
Diluted Loss per Share – Discontinued Operations	--	(0.01)	--	(0.01)
Diluted Earnings per Share	$0.12	$0.17	$0.41	$0.31

Weighted Average Shares Outstanding - Basic	3,673	3,553	3,673	3,553
Weighted Average Shares Outstanding - Diluted	3,681	3,714	3,762	3,771

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
Comprehensive Income Attributable to
Trio-Tech International Common Shareholders:

Net income	$481	$720	$1,448	$1,290
Foreign currency translation, net of tax	(231)	(1,081)	(420)	728
Comprehensive Income (Loss)	250	(361)	1,028	2,018
Less: Comprehensive (Loss) Income
attributable to non-controlling interests	(11)	30	(202)	285

Comprehensive Income (Loss)
Attributable to Trio-Tech International	$261	$(391)	$1,230	$1,733

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,
	2019	2018
ASSETS	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$4,863	$6,539
Short-term deposits	4,144	653
Trade accounts receivable, net	7,113	7,747
Other receivables	817	881
Inventories, net	2,427	2,930
Prepaid expenses and other current assets	287	208
Assets held for sale	89	91

Total current assets	19,740	19,049

Deferred tax assets	390	400
Investment properties, net	782	1,146
Property, plant and equipment, net	12,159	11,935
Other assets	1,750	2,249
Restricted term deposits	1,706	1,695

Total non-current assets	16,787	17,425

TOTAL ASSETS	$36,527	$36,474

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$187	$2,043
Accounts payable	3,272	3,704
Accrued expenses	3,486	3,172
Income taxes payable	417	285
Current portion of bank loans payable	488	367
Current portion of capital leases	283	250

Total current liabilities	8,133	9,821

Bank loans payable, net of current portion	2,292	1,437
Capital leases, net of current portion	442	524
Deferred tax liabilities	327	327
Income taxes payable	439	828
Other non-current liabilities	33	36

Total non-current liabilities	3,533	3,152

TOTAL LIABILITIES	11,666	12,973

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,673,055 and
3,553,055 issued and outstanding at June 30, 2019 and June 30, 2018, respectively	11,424	11,023
Paid-in capital	3,305	3,249
Accumulated retained earnings	7,070	5,525
Accumulated other comprehensive gain-translation adjustments	1,867	2,182

Total Trio-Tech International shareholders' equity	23,666	21,979

Non-controlling interest	1,195	1,522

TOTAL EQUITY	24,861	23,501

TOTAL LIABILITIES AND EQUITY	$36,527	$36,474